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ARTICLE NINTH TO THE CERTIFICATE OF INCORPORATION OF ROPAK CORPORATION

         NINTH:  Certain Business Combinations.

         9.1. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in
Section 9.2 of this Article NINTH:

                   (a) any merger or consolidation of the Corporation or any Subsidiary (as that term is hereinafter defined) with (l) an Interested Stockholder (as that term is hereinafter defined) or (2) any other corporation or other Person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as such terms are hereinafter defined) of an Interested Stockholder; or

                   (b) any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition, either in one transaction or in a series of transactions, to or with (1) an Interested Stockholder or (2) any other Person (whether or not itself an Interested Stockholder) which is, or after such sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition would be, an Affiliate or Associate of an Interested Stockholder, directly or indirectly, of assets of the Corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary, or both, having an aggregate Fair Market Value (as such term is hereinafter defined) of $25,000,000 or more; or

                   (c) the issuance or transfer by the Corporation or any Subsidiary, either in one transaction or in a series of transactions,of any securities of the Corporation or any Subsidiary, or both, to (l) an Interested Stockholder or (2) Any other Person (whether or not itself any Interested Stockholder) which is, or after such issuance or transfer would be, an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate Fair Market Value of $25,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary; or

                   (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder; or

                   (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any





                               EXHIBIT 10.60                             Page 1
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         Subsidiary directly or indirectly beneficially owned by (1) an
         Interested Stockholder or (2) any other Person (whether or not itself an Interested Stockholder) which is, or after such reclassification, recapitalization, merger or consolidation or other transaction would be, an Affiliate or Associate of an Interested Stockholder,

shall not be consummated unless such consummation shall have been approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of Voting Stock (as such term is hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by this Certificate of Incorporation or in any agreement to which the Corporation is a party.

         9.2. The provisions of Section 9.1 of this Article NINTH shall not be applicable to any particular Business Combination (as such term is hereinafter defined) and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) or all of the following conditions shall have been met:

                 A. The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                          (1) (if applicable) the highest per-share price
                 (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date (as hereinafter defined), (ii) within the two-year period immediately prior to the Determination Date (as hereinafter defined) or (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

                          (2) the Fair Market Value per share of Common Stock
                 on the Announcement Date or on the Determination Date, whichever is higher;

                 B. If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph





                               EXHIBIT 10.60                             Page 2
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         B shall be required to be met with respect to every class and series of outstanding Voting Stock, whether or not an Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                          (1) (if applicable) the highest per share price
                 (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date, (ii) within the two-year period immediately prior to the Determination Date or
                 (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

                          (2) the Fair Market Value per share of such class or
                 series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; or

                          (3) (if applicable) the highest preferential amount
                 per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                 C. The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by an Interested Stockholder and, if an Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it. The price determined in accordance with paragraphs A and B of this Section 9.2 shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event;

                 D. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
         Combination:

                          (1) except as approved by a majority of the
                 Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor the full amount of any dividends (whether or not cumulative) payable on any outstanding Preferred Stock;

                          (2) there shall have been (i) no reduction in the
                 annual rate of cash dividends paid on the Common Stock, if any, (except as necessary to reflect any subdivision of the Common Stock) other than as approved by a majority of the Continuing Directors and (ii) an increase in such annual rate





                               EXHIBIT 10.60                             Page 3
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                 of cash dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

                          (3) such Interested Stockholder shall not have become
                 the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder;

                 E. After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                 F. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation, no later than the earlier of (a) 30 days prior to any vote on the proposed Business Combination or (b) if no vote on such Business Combination is required, 60 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of Voting Stock other than an Interested Stockholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

         9.3. For the purposes of this Article NINTH, the following terms shall be defined as follows:

         9.3.1. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the United States Securities Exchange Act of 1934, as amended and as in effect on June 1, l989.





                               EXHIBIT 10.60                             Page 4
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         9.3.2. "Announcement Date" shall mean the date of the first public announcement of the proposed Business Combination (as such term is hereinafter defined).

         9.3.3. "Business Combination" shall mean any transaction which is referred to in any one of more of paragraphs (a), (b), (c), (d) and/or (e) of
Section 9.1 of this Article NINTH.

         9.3.4. "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, an Interested Stockholder (as such term is hereinafter defined) and was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, an Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

         9.3.5. "Determination Date" shall mean the date on which an Interested Stockholder (as such term is hereinafter defined) first became an Interested Stockholder.

         9.3.6.  "Fair Market Value" shall mean:

                 (i) in the case of stock, the highest price per share for such stock during the 30-day period immediately preceding the day in question, as determined by reference to the following:

                                  (A) if such stock is listed and traded on a
national securities exchange, the highest closing sale price per share on any day during such period as reported by such national securities exchange; or (B) if such stock is not listed and traded on a national securities exchange, but is publicly traded in the over-the-counter market, the highest closing sale or bid price per share on any day during such period as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if not quoted by NASDAQ, as reported by securities dealers actively making a market in such stock; or (C) if such stock is not listed and traded on a national securities exchange and is not publicly traded in the over-the-counter market, the fair market value per share of such stock on the date in question shall be determined in good faith by a majority of the Continuing Directors; and

                 (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

         9.3.7. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                          (A) is the beneficial owner, directly or indirectly,
of more than five percent (5%) of the combined voting power of the then outstanding Voting Stock (as such term is hereinafter defined); or





                               EXHIBIT 10.60                             Page 5
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                   (B) is an Affiliate of the Corporation and at any time
within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than five percent (5%) of the combined voting power of the then outstanding Voting Stock; or

                  (C) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction or any series of transactions involving a Public Transaction.

         For the purpose of determining whether any Person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through the application of Section 9.3.9 below, but shall not include any other shares of Voting Stock which may be issuable to other parties pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

         9.3.8. "Person" shall mean any individual, firm, trust, partnership, association, corporation or other entity.

         9.3.9.  A Person shall be deemed a "beneficial owner" of any Voting
Stock:

                          (i) which such Person or any of its Affiliates or
Associates beneficially owns, directly or indirectly; or

                          (ii) which such Person or any of its Affiliates or
Associates has either (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

                          (iii) which is beneficially owned, directly or
indirectly, by any other person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         9.3.10. "Public Transaction" shall mean any (i) purchase of shares offered pursuant to an effective registration statement under the United States Securities Act of 1933 or (ii) open market purchase of shares on a national securities exchange or in the over-the-counter market if, in either such case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

         9.3.11. "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations





                               EXHIBIT 10.60                             Page 6
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promulgated under the United States Securities Exchange Act of 1934, as in
effect on December 31, 1989) is owned, directly or indirectly, by the Corporation; provided, however, that for purposes of the definition of Interested Stockholder set forth above in this Article NINTH, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         9.3.12. "Voting Stock" shall mean stock of all classes and series of the Corporation entitled to vote generally in the election of Common Directors.

         9.4. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article NINTH, including without limitation (a) whether any Person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any Person, (c) whether any Person is an Affiliate or Associate of another, (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more, (e) whether the requirement of Section 9.2 of this Article NINTH have been met, and (f) such other matters with respect to which a determination is required under this Article NINTH. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article NINTH.

         9.5. Nothing contained in this Article NINTH shall be construed to relieve an Interested Stockholder from any fiduciary obligation imposed by law.

         9.6. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation or the fact that a lesser percentage may be specified by law, in addition to any affirmative vote required by applicable law and any voting rights granted to or held by the holders of Preferred Stock, the affirmative vote of a majority of the Continuing Directors and of the holders of at least eighty percent (80%) of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Article NINTH."





                                EXHIBIT 10.60                             Page 7